Exhibit 32
Certification Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes- Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Taboola.com Ltd. (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition, and results of operations of the Company.

Date: May 6, 2026
    By: /s/ Adam Singolda
Adam Singolda
Chief Executive Officer
(Principal Executive Officer)

                     By: /s/ Stephen Walker
Stephen Walker
Chief Financial Officer
(Principal Financial Officer)